EXHIBIT 10.4

                            MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (the "Agreement"), dated as of April 1, 2007 (the "Effective Date"), is made by and among AMERICAN TONERSERV CORP., a Delaware corporation ("ATS"), OPTIMA TECHNOLOGIES, LLC, a Delaware limited liability company (the "Company"), OPTIMA TECHNOLOGIES, L.L.C., a Nevada limited liability company ("Manager"), and STEVEN R. JENSEN ("Principal")

     A. The Company, Manager, and Principal are parties to that certain Asset Purchase Agreement, dated as of April 1, 2007 (the "Purchase Agreement"), pursuant to which the Company purchased from Manager substantially all of the assets and rights required to conduct the business of print management, printing supplies and repair services (the "Business").

     B.   Principal owns the entire voting and economic interest in Manager.

     C. ATS and the Company desire that Manager and Principal manage the Business on the terms and conditions described herein, and Manager and Principal desire to so manage, with such management to commence on the Effective Date.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

     1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     2. Appointment. ATS and the Company hereby appoint and designate Manager and Principal to manage and operate the Business as more fully described in this Agreement and in Exhibit A attached hereto, effective as of the Effective Date, and Manager and Principal hereby accept such appointment and designation, subject to the terms and conditions set forth below.
Subject to the limitations and conditions set forth in this Agreement, Manager and Principal shall have the exclusive authority and responsibility to manage the operations of the Business on behalf of and for the account of the Company; to provide such facilities and services for the operation of the Business as are described in this Agreement, and to take all actions related thereto.

     3.   Duties.

          (a) General. Subject to the terms and conditions contained in this Agreement, Manager and Principal shall provide the following services for the Business, and in such capacity, shall have the attendant rights and responsibilities as set forth in this Agreement. The services of Manager and Principal shall consist of: (i) managing the transition of the Business to the Company; (ii) managing the workload of the Business for the Company;
(iii) administering the MSA software and (iv) facilitate and manage a service facility and warehouse space for the Company and such other matters as more fully described in Exhibit A attached hereto. Any services outside of these duties shall be paid in addition to the Management Fee (as defined in Section
4) set forth herein. Manager and Principal's duties in such capacity shall be to control, direct and supervise the ordinary course, day-to-day operations of the Business, subject to the terms and conditions contained in this Agreement, including, without limitation, the oversight by the officers and directors of ATS and the limitations contained in Section 3(l) hereof.

          (b) Oversight by ATS. Notwithstanding anything to the contrary herein, Manager's and Principal's operation of the Business shall be subject to the oversight by the officers and directors of ATS.

          (c)   Premises and Equipment.

               (1) Manager and Principal shall be responsible for securing and providing the Company with such office and warehouse facilities, as well as use of such Excluded Assets, in each case, as may be necessary for the operation of the Business at its current level. The Company shall not be responsible for any expenses (including, without limitation, any utilities, additional rent, insurance, taxes and common area maintenance charges) relating to the office and warehouse facilities described in Exhibit A attached hereto. Any additional office and warehouse facilities shall be provided to the Company at an additional charge equal to the actual cost to Manager or Principal, as the case may be.

               (2) The Company shall provide Manager and Principal with the use of certain Equipment, Inventory and other Purchased Assets as may be necessary for the operation of the Business. Manager and Principal shall maintain such Equipment, Inventory and other Purchased Assets in good condition and repair, reasonable wear and tear excepted, and, shall refurbish or replace such Equipment, Inventory and other Purchased Assets as they become worn out or obsolete, in the ordinary course of business consistent with past practice, at the Company's expense. Neither Manager nor Principal shall have title in or to any of the Equipment, Inventory and other Purchased Assets.

          (d) Location of Business. Manager and Principal shall not move the Business from the Premises without the prior written consent of ATS, which shall not be unreasonably withheld. The Company shall have no right to change the location of the Business without the written consent of Manager and Principal, which shall not be unreasonably withheld.

          (e) MSA License. Manager and Principal acknowledge and agree that the master MSA software license (the "MSA Master License") is a key asset and component of the operations of the Business. Manager and Principal represent and warrant that the MSA Master License is valid and in good standing as of the Effective Date. Manager and Principal, individually and collectively, and for no additional compensation, shall maintain the MSA Master License in good standing during the Management Term and in a manner sufficient to properly support the current operations of the Business, including, without limitation, use by the current level of both Management Personnel (as defined below) and Company Personnel (as defined below) to the

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extent as may be necessary or appropriate.  The Management Fee shall be increased dollar-for-dollar for any increase in the amount paid to MSA by Manager for the MSA Master License resulting from any increase in the current level of either Management Personnel or Company Personnel. To the extent the Company does not directly pay to MSA any amounts due MSA under the annual technicians' PDA license (the "MSA PDA License" and together with the MSA Master License, the "MSA License"), the Management Fee shall also be increased dollar-for-dollar for such amounts paid to MSA by Manager.

          (f) Personnel. With the exception of the Key Employees, who will be jointly employed by both Manager and the Company, as more fully described in the Purchase Agreement:

               (1) Management Personnel. Manager and Principal shall furnish the services of all management personnel ("Management Personnel") required for the management of the Business. All Management Personnel shall be either employees or independent contractors of Manager, as determined by Manager and Principal to be appropriate. Subject to Section 3(u) hereof, Manager and Principal shall make all hiring and termination decisions, establish and pay all wages, salaries and compensation, including, without limitation, withholding taxes, determining staffing levels, individual work hours, personnel policies and employee benefit programs for all of Management Personnel providing services to the Business. Management Personnel shall initially be comprised of the employees listed on the Schedule of Management Personnel attached hereto as Exhibit B, including Principal and the Key Employees. Commencing on the nineteenth (19th) month of the Management Term, any changes to the Schedule of Management Personnel shall be not be made without the prior written consent of the Company, which consent shall not be unreasonably withheld.

               (2) Company Personnel. The Company shall furnish the services of all non-management personnel ("Company Personnel") required for the operation of the Business under management of Manager and Management Personnel. All Company Personnel shall be either employees or independent contractors of the Company, as determined by the Company to be appropriate. The Company shall make all hiring and termination decisions, establish and pay all wages, salaries and compensation, including, without limitation, withholding taxes, determining staffing levels, individual work hours, personnel policies and employee benefit programs for all of Company Personnel providing services to the Business. Company Personnel shall initially be comprised of the employees listed on the Schedule of Company Personnel attached hereto as Exhibit C.

          (g) Financial Information. Manager shall deliver to ATS such financial information and related records as may be reasonably requested for ATS to prepare all necessary or appropriate financial statements, provided such information and records relate to Manager's duties under this Agreement.

          (h) Budget. Manager shall deliver to ATS as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a draft budget and business plan (which will be mutually agreed upon) for the next fiscal year (the "Annual Budget"), prepared on a monthly basis,

                                       3


including income statements (which will be provided by ATS) and projected capital expenditures (which will be mutually agreed upon) for such next fiscal year, in each case accompanied by reasonably detailed descriptions of the underlying assumptions, as well as mutually agreed upon sales goals for such next fiscal year, together with reasonably detailed draft plans for the achievement of such sales goals, and sufficient to meet the Target Amount on a proportionate basis. Within 30 days of the Closing Date, Manager shall deliver to ATS a draft budget and business plan meeting the above requirements and sufficient to meet the Target Amount on a proportionate basis for the period time between the Closing Date and December 31, 2007 (the "2007 Budget" and together with the Annual Budget, the "Budget"). Both the Annual Budget and the 2007 Budget must be approved in advance by both Manager and ATS and neither the Budget nor the 2007 Budget shall be revised or amended in any way without the prior written consent of ATS. Both Manager and ATS shall mutually cooperate in good faith to accomplish the foregoing.

          (i) Billing and Collection; Deposits. Until such time as the Company elects to do so itself, but not in excess of 4 months, Manager shall provide such billing and collection services as are determined by the Company to be reasonably necessary to bill on a timely basis for products and services provided by the Business and to collect in a timely manner all charges resulting from the products and services provided by the Business. The fee payable to Manager for such services shall be $2,500 per month in additional to any other Management Fee paid hereunder. Manager shall deposit in the bank account designated by the Company, as the same may be changed from time to time, any funds, compensation or other cash or non-cash remuneration arising out of or relating to the Company or the Business or the selling of products or services of the kind or nature previously, currently or at any future time sold or provided by the Business, including, without limitation, all rights to receive income earned but not paid or otherwise deferred payable to Manager, Principal or any Affiliate thereof relating to the operation of the Business, received directly or indirectly, by Manager, Principal or any Affiliate thereof from a third party or otherwise, whether during or after the Management Term.

          (j) Expenses of the Business. The Company shall be responsible for the accounting of the Business. All expenses incurred by or on behalf of the Business or in connection with the operations or activities of the Business shall be expenses of the Business and shall be reflected on the books and records of the Business. The Company agrees that no allocation of overhead from ATS or any other Affiliate shall be added to the expenses of the Business.

          (k) ATS Business Methods and Vendors. ATS may offer Manager and Principal from time to time recommendations with respect to accounting and business systems, practices, IT systems, policies or programs as may be adopted by ATS from time to time ("ATS Business Methods") for the benefit of the Business, including, without limitation, with respect to revenue enhancements, cost savings, benefits and/or products. Commencing on the nineteenth (19th) month of the Management Term, Manager and Principal shall use their respective commercially reasonable best efforts to incorporate such ATS Business Methods into the management of the Business. In addition, ATS

                                       4



may provide Manager and Principal from time to time with a list of recommended vendors and suppliers ("ATS Vendors") and Manager and Principal shall use such ATS Vendors in the Business so long as they are not inferior in pricing or quality to similar vendors or suppliers of Manager.

          (l) Non-Ordinary Course Transactions (First 18 Months). Commencing on the date of this Agreement and ending at the end of the eighteenth (18th) month of the Management Term, neither Manager nor any Principal shall, on his own behalf or on behalf of the Business, nor shall they permit any employee or representative of the Business to, take any of the following actions without the prior written consent of ATS, which shall not be unreasonably withheld:

               (1) the taking of any action not specifically contemplated by the Budget;

               (2) the incurrence of any indebtedness other than in the ordinary course of operating the Business in a manner consistent with past practice and the business of the Business;

               (3) the sale or issuance of any debt or equity securities of or relating to the Business or any rights, options, warrants or convertible securities with respect to the consolidation, exchange, recapitalization or other business combination or restructuring of the Business;

               (4)   the entering into of any lease transaction;

               (5) the acquisition or disposition of assets (including any capital assets but excluding inventory or other assets in the ordinary course of the Business) in excess of $5,000 or outside the ordinary course of business;

               (6) the making of any material change in the manner in which the operations of the Business is conducted;

               (7) the execution, amendment or modification of any contract or agreement having a term, actual or expected, of one year or more, or any other material contract or agreement; provided, however, nothing in this subsection shall be construed to prohibit the automatic renewal of any customer contracts;

               (8) the entering into any transaction with any Affiliate of Manager or Principal, or the execution, amendment or modification of any contract or agreement with any Affiliate of Manager or Principal relating to the Business or its business (other than transactions currently existing with certain Affiliates of Manager and Principal as described on the Schedule of Affiliated Transactions attached to the Purchase Agreement, a copy of which is attached hereto as Exhibit D); or

               (9) the entering into any agreement, arrangement or understanding to do any of the foregoing.

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          (m)   Non-Ordinary Course Transactions (After First 18 Months).
Commencing on the nineteenth (19th) month of the Management Term, neither Manager nor any Principal shall, on his own behalf or on behalf of the Business, nor shall they permit any employee or representative of the Business to, take any of the following actions without the prior written consent of ATS, which consent shall not be unreasonably withheld:

               (1) the taking of any action not specifically contemplated by the Budget;

               (2) the incurrence of any indebtedness other than in the ordinary course of operating the Business in a manner consistent with past practice and the business of the Business;

               (3) the sale or issuance of any debt or equity securities of or relating to the Business or any rights, options, warrants or convertible securities with respect to the consolidation, exchange, recapitalization or other business combination or restructuring of the Business;

               (4)   the entering into of any lease transaction;

               (5) the acquisition or disposition of assets (including capital assets but excluding inventory or other assets in the ordinary course of the Business) in excess of $5,000 or outside the ordinary course of business;

               (6) the making of any material change in the manner in which the operations of the Business is conducted;

               (7) the execution, amendment or modification of any contract or agreement having a term, actual or expected, of one year or more, or any other material contract or agreement; provided, however, nothing in this subsection shall be construed to prohibit the automatic renewal of any customer contracts;

               (8) the entering into any transaction with any Affiliate of Manager or Principal, or the execution, amendment or modification of any contract or agreement with any Affiliate of Manager or Principal relating to the Business or its business (other than transactions currently existing with certain Affiliates of Manager and Principal as described on the Schedule of Affiliated Transactions attached to the Purchase Agreement, a copy of which is attached hereto as Exhibit D); or

               (9) the entering into any agreement, arrangement or understanding to do any of the foregoing.

          (n)   Standard of Conduct.

               (1) In performing his duties hereunder, Principal shall, and shall cause each employee or representative of Manager to, in all material respects (i) abide by and comply with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by, any court, arbitral tribunal, administrative agency, or commission or other governmental or regulatory body, agency or instrumentality or authority relating to the Business' and the Company's businesses or properties; (ii) abide by and adhere to the provisions of the certificate of incorporation and bylaws of ATS; and (iii) conduct himself with respect to the Business with the prudence, care, dedication and skill as would be manifested by one in the operation and management of his own assets and properties and in this regard shall owe a duty of dedication and care to the Business.

               (2) Principal agrees to manage the Business in a reasonable, judicious and ethical manner using his best efforts to maximize revenue and lower expenses. Neither Manager nor Principal shall commingle its or his personal assets with those of the Business.

               (3) Principal shall maintain and/or obtain, and, if necessary, cooperate with ATS in connection with obtaining, all appropriate state licenses, registrations, permits and similar instruments that are required for operation of the Business, including, without limitation, the Permits.

          (o) Cooperation. Principal agrees to take all steps necessary to cooperate and comply on a timely basis with ATS's requests to supply information, grant in-person interviews, respond to inquiries, retain records or take other reasonably requested actions, in each case in connection with
(i) internal review initiatives, (ii) regulatory inquiries, (iii) pending or prospective litigation, (iv) subpoenas or other legal directives and (v) policy enforcement. Manager and Principal agree that to the extent any revisions of this Agreement are required by any applicable laws, regulations or rules, they shall cooperate with ATS in making such revisions.

          (p) Access. Manager and Principal shall (i) give ATS and its accounting, legal, business, environmental, engineering, intellectual property and other authorized representatives and advisors full access, during normal business hours, to the Premises and other facilities related to the Business; (ii) furnish ATS and its authorized representatives and advisors with all documents and information relating to the Business as may be reasonably requested by ATS and its authorized representatives and advisors; (iii) permit ATS and its authorized representatives and advisors to review all books, records and contracts relating to the Business as may be reasonably requested by ATS and its authorized representatives and advisors, and make copies thereof; (iv) make available Management Personnel, and cause Management Personnel to furnish ATS and its authorized representatives and advisors with data and other information with respect to the Business as may be reasonably requested by ATS and its authorized representatives and advisors, and discuss with ATS and its authorized representatives and advisors the affairs of the Business; and (v) fully cooperate with ATS and its authorized representatives and advisors in their investigation and examination of the affairs of the Business.

          (q) Restriction on Transfers. Principal shall not, without obtaining the prior written consent of ATS, sell, assign, pledge, encumber, hypothecate, or in any other manner transfer any or all of his membership interests in Manager, or any interest therein, whether voluntarily or by operation of law, except to a revocable trust for the benefit of Principal, Principal's spouse or domestic partner, or Principal's lineal or adopted descendants, or to a family limited partnership or similar business entity in connection with estate planning of Principal.

          (r) Devotion of Time. Principal shall devote, and shall cause the Key Employees to devote, such attention and time during normal business hours necessary to fulfill their respective duties and responsibilities under this Agreement or under any employment agreements, respectively. Principal may set his own hours of work with respect to the performance of duties hereunder. Subject to the provisions of this Section 3(r) and Section 8 and
Section 9 hereof, Principal may perform such gainful work, in addition to the performance of his duties hereunder

          (s) Contracts with the Company. Any and all agreements or understandings, whether oral or written, relating to the business, operations, activities, nature or otherwise within the purview of the Business, shall only be entered into by and for the benefit of the Company. Neither Manager nor Principal shall enter into, directly or indirectly, any agreement or understanding, including with any employee, Affiliate or customer of the Company or any entity that has a business relationship with the Company, that is in violation of this provision or is otherwise outside the ordinary course of business.

          (t) Payments by and to the Company. Any and all payments made or consideration or remuneration provided to any Company Personnel, agent, or customer of the Company or any entity with any business relationship with the Company relating to the Business shall be made or provided by the Company. Neither Manager nor Principal may, directly or indirectly, make any payment or provide any consideration or remuneration, or agree to do any of the foregoing, that is in violation of this provision.

          (u) Notification of Certain Matters. Manager and Principal shall promptly notify ATS in writing upon receipt of any knowledge or information relating to the following:

               (1) any suit, claim, action, complaint, arbitration, proceeding, investigation (formal or informal), or disciplinary hearing, threatened or initiated by any entity, natural person or regulatory authority against the Company, Manager, Principal or any employee of the Company relating to the Business;

               (2) any regulatory inquiries relating to the Company, Manager, Principal or any employee of the Company, including, without limitation, those involving an audit of the Company or actual or potential suspension or revocation of a license, registration or permit;

               (3)   fraud or employee or Principal dishonesty;

               (4) any Affiliate of Manager or Principal becomes engaged in the business of print management, printing supplies and repair services following the date hereof;

               (5) Manager or Principal intends to hire any Affiliates of Manager or Principal as employees or independent contractors for the Business (and Manager and Principal agree that no such hiring shall be effective without the prior written consent of ATS).

          (v) Insurance. In the event that the Premises occupied by the Company in the conduct of the Business is owned by Manager or Principal or an Affiliate thereof, Principal shall, or shall cause such entity to, maintain property insurance in the name of the owner of such Premises in an amount customary and prudent to adequately insure such Premises, in each case naming ATS as an additional insured.

     4. Management Fee. During the Management Term (as defined below), as compensation for services rendered by Manager and Principal pursuant to this Agreement, ATS shall pay to Manager a Management Fee (the "Management Fee") equal to $522,429 for the period commencing on the Effective Date and ending on the first anniversary of the Effective Date, payable in 26 equal bi-weekly installments beginning on April 15, 2007. All installments of the Management Fee shall be received on the date due and shall be paid via electronic funds transfer directly to the account specified by Prinicipal. The Management Fee for subsequent 12-month periods will be subject to a cost of living adjustment, to be determined within 30 days of the end of each 12-month period. At the expiration of each 12-month period during the Management Term, the CPI (as defined below) figure for the last month of such period shall be determined and the Management Fee payable for the subsequent 12-month period shall increase by the same percentage as the percentage, if any, by which the then current CPI figure shall have increased compared to the CPI figure for the month in which the Effective Date occurred. As used in this Agreement, "CPI" shall mean the "Consumer Price Index-U.S. City Average" compiled by the U. S. Department of Labor, Bureau of Labor Statistics. In addition, the Management Fee will be adjusted upward to reflect any increase in Management Personnel, or downward to reflect any open position or decrease in Management Personnel, in either case, in a mutually agreeable amount and subject to the prior written consent of ATS, which shall not be unreasonably withheld.

     5. No Eligibility for Employee Benefits. Neither Manager, Principal, nor any Manager Personnel shall be entitled to participate in or receive any employee benefits offered by the Company or ATS; provided, however, that certain Key Employees will be eligible to participate in the 2005 Stock Incentive Plan of ATS; provided, further, that David Curtas shall be entitled to participate in or receive the same employee benefits offered by the Company or ATS.

     6.   Management Term.

          (a) Initial Management Term. The "Initial Management Term" shall commence on the Effective Date and terminate with the first to occur of (i) the end of the 30th full month following the Effective Date or (ii) the earlier termination of the Management Term by ATS or by Manager pursuant to the provisions of this Agreement.

          (b) Option to Extend. ATS shall have the option to extend the Management Term on all the provisions contained in this Agreement for one 18-month period following expiration of the Initial Management Term (the "Extension Term" and together with the Initial Management Term, the "Management Term"). ATS shall have no other right to extend the Management Term beyond the Extended Term.

     7.   Termination of Management Term.

          (a) Termination by ATS on Default. ATS shall be entitled to terminate this Agreement by delivering written notice of termination to Manager or Principal (i) if Gross Profit for any given year is equal or less than fifty percent (50%) of the Target Amount on a proportionate basis; or
(ii) if Manager or Principal fail to perform in any respect any obligation required of it or him hereunder, and such default continues for 30 days after the giving of written notice by ATS, specifying the nature and extent of such default; provided, however, that if such default is not cured within 30 days, but is capable of being cured within a reasonable period of time in excess of 30 days, then ATS shall not be entitled to terminate this Agreement if Manager or Principal, as the case may be, commences the cure of such default within such 30-day period and thereafter diligently and in good faith continues to cure such default until completion; or (iii) if Manager or Principal are in material default of their representations and warranties contained in the Purchase Agreement for which ATS and the Company would otherwise be entitled to indemnification for Damages pursuant to Section 13(b) of the Purchase Agreement but for the expiration of the survival period contained in Section 13(a) of the Purchase Agreement, and such default continues for 30 days after the giving of written notice by ATS, specifying the nature and extent of such default; provided, however, that if such default is not cured within 30 days, but is capable of being cured within a reasonable period of time in excess of 30 days, then ATS shall not be entitled to terminate this Agreement if Manager or Principal, as the case may be, commences the cure of such default within such 30-day period and thereafter diligently and in good faith continues to cure such default until completion.

          (b) Termination by ATS Other than for Default. ATS shall be entitled to terminate this Agreement by delivering written notice of termination to Manager or Principal if Manager or Principal (i) applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or consents to an involuntary petition, makes a general assignment for the benefit of its creditors, files a petition or answer seeking reorganization or arrangement with its creditors, or admits in writing its inability to pay its debts when due; (ii) suffers any order, judgment or decree to be entered by any court of competent jurisdiction, adjudicating such party bankrupt or approving a petition seeking its reorganization or the appointment of a receiver, trustee or liquidator of such party or of all or a substantial part of its assets, and such order, judgment or decree continues unstayed and in effect for 90 days after its entry; or (iii) if Principal dies or becomes disabled. As used in this Agreement, "Disabled" shall mean the inability of an individual to perform with reasonable continuity a majority of his material duties hereunder by reason of any medically determinable physical or mental impairment, which inability to perform has lasted for a continuous period of not less than six months.

          (c) Termination by Manager or Principal on Default. Manager or Principal shall be entitled to terminate this Agreement if (i) ATS fails to pay the Management Fee when due in accordance with this Agreement, and such default continues for 30 days after the giving of written notice by the Manager or Principal; or (ii) ATS is in default of any material provision of this Agreement, the Secured Note or the Contingent Note.

          (d) Effect of Termination. Upon expiration of the Management Term or other termination of this Agreement:

               (1) Manager and Principal shall return to ATS the Equipment, Inventory and other Purchased Assets used in the Business, in the same condition as received, reasonable wear and tear excepted, and all other assets or property of the Business or the Company, including, without limitation, all cash and accounts receivable.

               (2) Manager and Principal shall no longer be obligated to provide any management, consulting or similar services to ATS, except to the extent reasonably necessary to effectuate an orderly transition of the Business, which Manager and Principal agree to provide for a reasonable period following termination, but in any event, not to exceed 60 days, at no charge to ATS or the Company; provided, however, if ATS or the Company request, Manager and Principal shall continue to provide such services for an additional period of 90 days at the per diem rate equal to the Management Fee in effect on the date of termination divided by 365.

              (3) This Agreement shall no longer be of any force and effect, except that this Agreement shall remain in full force and effect with respect to (i) the covenants and obligations of Manager and Principal contained in Section 8 and Section 9 hereof, subject to the terms and conditions contained in such Sections, and (ii) events, actions, omissions or occurrences which occurred prior to the termination of this Agreement.

     8.   Non-Competition and Non-Solicitation Covenants.

          (a) Non-Competition. Provided that the Company and ATS are not in material default of the terms of this Agreement, the Secured Note, the Convertible Note or the Contingent Note, Manager and Principal agree that, during the Management Term and for a period of five years after the termination of the Management Term, neither Manager nor Principal shall, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, engaged as a consultant by, associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any person engaged in or planning to become engaged in the Business or any other business whose products or activities compete in whole or in part with the Business in which the Purchased Assets were used prior to the Closing or may be used thereafter (each, a "Competitive Business"), anywhere within the United States of America; provided, however, that Manager and Principal may (i) purchase or otherwise acquire up to (but not more than) three percent (3%) of any class of securities of any person (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under the Securities Exchange Act of 1934, or (ii) maintain the transactions currently existing with certain Affiliates of Manager and Principal as described on the Schedule of Affiliated Transactions attached to the Purchase Agreement, a copy of which is attached hereto as Exhibit D. Manager and Principal agree that this covenant is reasonable with respect to its duration, geographic area and scope.

          (b) Non-Solicitation of ATS Employees. Provided that the Company and ATS are not in material default of the terms of this Agreement, the Secured Note, the Convertible Note or the Contingent Note, Manager and Principal agree that, throughout the Management Term and for a period of five years after the termination of the Management Term, neither Manager nor Principal shall, directly or indirectly, on his own behalf or on behalf of any other person or entity, solicit, or attempt to solicit, or hire, any employee, agent or contractor of ATS, the Business, the Company, or any other subsidiary of ATS (collectively, the "ATS Affiliated Group"), known by Manager or Principal to be such, to leave the employ of or cease doing business with the ATS Affiliated Group for any reason whatsoever. Manager and Principal agree that this covenant is reasonable with respect to its duration and scope. Manager and Principal agree that this covenant is reasonable with respect to its duration, geographic area and scope. Nothing contained in this Section shall be construed to prohibit Manager from hiring the Key Employees as contemplated by the Purchase Agreement.

          (c) Non-Solicitation of Customers. Provided that the Company and ATS are not in material default of the terms of this Agreement, the Secured Note, the Convertible Note or the Contingent Note, Manager and Principal agree that for a period of five years after the termination of the Management Term, neither Manager nor Principal shall, directly or indirectly, on its or his own behalf or on behalf of any other person or entity (i) engage in any business transaction or relationship in the Business or a Competitive Business with a customer or prospective customer of the ATS Affiliated Group or perform any services for a customer or prospective customer of the ATS Affiliated Group; (ii) solicit or accept the business of any person or entity that is a customer or prospective customer of the ATS Affiliated Group; (iii) interfere with or induce any customer or prospective customer to discontinue any business relationship with the ATS Affiliated Group or to refrain from entering into a business relationship or transaction with the ATS Affiliated Group; or (iv) fail to advise any customer or prospective customer of the ATS Affiliated Group, who contacts Manager or Principal, that they cannot provide products or services relating to the Business or a Competitive Business to such customer or prospective customer. Manager and Principal agree that in the event during such five-year period any of them is employed or otherwise engaged by a Competitive Business, each of them will use their respective best efforts to prevent any person who, directly or indirectly, reports to any of them, to engage in any of the activities in which Manager and Principal are prohibited from engaging pursuant to the immediately preceding sentence. Manager and Principal agree that this covenant is reasonable with respect to its duration and scope. Nothing contained in this Section shall be construed to prohibit Manager and Principal from maintaining the transactions currently existing with certain Affiliates of Manager and Principal as described on the Schedule of Affiliated Transactions attached to the Purchase Agreement, a copy of which is attached hereto as Exhibit D.

          (d) Extension of Term. In the event of a breach by Manager or Principal of any covenant set forth in this Section 8, without limiting the availability of any other remedy, the term of such covenant will be extended by the period of the duration of such breach.

          (e) Extraordinary Remedies. Manager and Principal acknowledge and agree that: (i) the purposes of the covenants in this Section 8 are to protect the goodwill and Confidential Information (as defined below) of, and to prevent Manager and Principal from interfering with, the business of the Company and/or ATS during or following termination of the Management Term;
(ii) that the foregoing covenants are being given in part in consideration for the consideration being received by Manager as a result of the transactions contemplated by this Agreement; (iii) because of the nature of the business in which the ATS Affiliated Group are engaged and because of the nature of the Confidential Information to which Manager and Principal have access, it would be impractical and excessively difficult to determine the actual damages of the ATS Affiliated Group in the event Manager or Principal breach any of the covenants of this Section 8; and (iv) remedies at law (such as monetary damages) for any breach of the such covenants would be inadequate. In the event of a breach of any covenant in this Section 8, it is understood and agreed that ATS shall be entitled to injunctive relief as well as other applicable remedies at law or in equity available to ATS against Manager, Principal or others.

     9.   Non-Disclosure of Confidential Information.

          (a) Confidential Information. As used in this Agreement, "Confidential Information" shall mean any and all information about ATS or any members of the ATS Affiliated Group (including, without limitation, the Business) or relating to the trade secrets of ATS or any members of the ATS Affiliated Group (including, without limitation, the Business), in each case disclosed to Manager or Principal or known by Manager or Principal as a consequence of or through their relationship with the Business, if such information is not publicly available (other than through a breach by Manager or Principal of this Section 9) including, without limitation, all information regarding the following: products, services, customer and lead lists (including, without limitation, names, addresses and telephone numbers), purchasing criteria and habits of clients and prospective clients, business plans, methods and procedures, accounting data, contract forms, commission structures, business and financial models, files and accounting and financial data of ATS or any member of the ATS Affiliated Group.

          (b) Non-Disclosure. Except to the extent (i) authorized by the express prior consent of the Board of Directors of ATS, (ii) required by law or any legal process, or (iii) reasonably believed by Manager to be desirable and appropriate in performing its duties under this Agreement, neither Manager nor Principal will, directly or indirectly, at any time during the Management Term, or at any time subsequent to the termination of the Management Term, use or exploit, disseminate, disclose, or divulge to any person, firm, corporation, association or other business entity, any Confidential Information. In the event of a breach or threatened breach by Manager or Principal of this Section 9, ATS shall be entitled to injunctive relief as well as other applicable remedies at law or in equity available to ATS against Manager, Principal or others. Without limiting the generality of the foregoing, Manager and Principal acknowledge and agree that all of the Confidential Information is a trade secret under the Uniform Trade Secrets Act of the State of California and derives independent economic value, actual or potential, from not being generally known to the public or other persons or entities which can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, the applicable provisions of this Agreement being an example of such efforts.

          (c) Property of the Business. All computer software, business cards, telephone lists, customer lists, prospective customer lists, price lists, contract forms, catalogs, the Business books, records, files and know-how acquired while Manager or Principal is affiliated with the Business are acknowledged to be the property of the Business and shall not be duplicated, removed (except temporarily in the ordinary course of business) from the Business' possession or premises or made use of other than in pursuit of the Business' business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Business and, upon termination of the Management Term for any reason, Manager and Principal shall deliver to the Business, without further demands, all copies thereof which are then in its or his possession or under its or his control.

    10. Intellectual Property. Manager and Principal agree to and hereby do assign to the Company all of their respective rights, title and interest in or to any and all intellectual property, trade secrets, proprietary products, services and techniques, ideas, concepts, know-how, techniques, processes, methods, inventions, discoveries, development, innovations and improvements whether patentable or not, that: (i) are reasonably related to the business of the ATS Affiliated Group; (ii) involve research or development of the ATS Affiliated Group (whether actual or demonstrably anticipated); or (iii) incorporate any of the Confidential Information (collectively, "Intellectual Property") conceived or made in whole or in part by any of them during the Management Term, whether alone or with others, and whether or not conceived or made during regular work hours or utilizing the resources of the Business or at the suggestion of any person on behalf of the ATS Affiliated Group. Manager and Principal jointly and severally agree to provide all assistance reasonably requested by the Company in the preservation, establishment and/or enforcement of the Company's interests in the Intellectual Property.

    11. Non-Disparagement. During the Management Term and for a period of five (5) years after termination thereof, neither Manager, Principal, nor any person or entity controlled by, employed by, acting on behalf of or acting with the approval of Manager or Principal shall disparage or defame or make any negative statements regarding the ATS Affiliated Group, current or former officers, directors, shareholders, partners, members or agents, in communications with any other person or entity.

    12. Management Personnel Agreements. Manager and Principal shall use reasonable best efforts to cause each Management Personnel to execute and deliver an agreement agreeing to be bound by the covenants, terms and conditions contained in Sections 8 through 11 hereof. Copies of such agreements shall be delivered to ATS.

    13. Indemnification. Provided that the Company and ATS are not in material default of the terms of this Agreement, the Secured Note, the Convertible Note or the Contingent Note, Manager and Principal jointly and severally agree to indemnify, defend, and hold harmless ATS and the other members of the ATS Affiliated Group, and each of their respective stockholders, members, directors, managers, officers, employees (each, an "Indemnified Person"), from and against any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees), fines and penalties suffered by the Indemnified Person, directly or indirectly, arising from or relating to (i) any breach by Manager or Principal of this Agreement, including, without limitation, the obligation to pay all wages, salaries and compensation, including, without limitation, withholding taxes, of all Management Personnel; (ii) liabilities, obligations, and responsibilities, whether pursuant to contract or law, as the employer of all Management Personnel; (iii) liabilities, obligations, and responsibilities, whether pursuant to contract or law, as the owner, landlord, or tenant of the Premises, including, without limitation, any Environmental Claims; or (iv) the willful misconduct or gross negligence in the management and/or operation of the Business during the Management Term.

    14. Independent Contractor. The relationship of Manager and Principal, on the one hand, and ATS and the Company, on the other hand, which is created hereunder is that of an independent contractor. This Agreement is not intended to be construed as creating between Manager and Principal, on the one hand, and ATS and the Company, on the other hand, the relationship of employee and employer, affiliate, principal and agent, joint venture, partnership or any other similar relationship, the existence of which is hereby expressly denied. The parties agree to treat the payment of the Management Fee for all purposes as compensation for the services rendered.

    15.   General Provisions.

          (a) Notice. Any notice required or permitted under this Agreement shall be given in writing and delivered as described herein. A notice shall be deemed effectively given as follows: (i) upon personal delivery; (ii) one (1) business day after transmission by electronic means, provided such transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested. Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

          If to Manager or Principal:

                    Optima Technologies, L.L.C.
                    6041 Siesta Lane
                    Port Richey, FL  34668
                    Attn:  Steven R. Jensen

          With a copy, which shall not constitute notice, to:

                    Johnson, Pope, Bokor, Ruppel and Burns, LLP
                    911 Chestnut Street
                    Clearwater, FL 33756
                    Attn:  Michael G. Little

          If to the Company or ATS:

                    American TonerServ Corp.
                    475 Aviation Blvd., Suite 100
                    Santa Rosa, CA  95403
                    Attn:  Daniel J. Brinker, President and CEO

          With a copy, which shall not constitute notice, to:

                    Spaulding McCullough & Tansil LLP
                    90 South E Street, Suite 200
                    Santa Rosa, CA  95404
                    Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan

          (b) Time of Essence. Time is of the essence with respect to the terms, covenants, and conditions contained herein.

          (c) Entire Agreement. This Agreement, including any other agreements, exhibits, and schedules to be entered into in connection with the transactions contemplated hereby and specifically referenced in this Agreement, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

          (d) Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. Every exhibit, schedule, attachment, or other appendix attached to this Agreement and referred to herein shall constitute a part of this Agreement and is hereby incorporated herein by reference. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context clearly requires otherwise, (i) plural and singular numbers will each be construed to include the other; (ii) the masculine, feminine, and neuter genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; (vi) "includes" and "including" are not limiting; and (vii) "actual knowledge" is limited to actual knowledge and does not include constructive knowledge or any information that might have been gained upon further investigation.

          (e) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby. No delay in the exercise of any right or remedy under this Agreement shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

          (f) Successors and Assigns; Assignment. The obligations of Manager and Principal hereunder require performance by Manager and Principal and this Agreement shall be binding upon Manager and Principal and their heirs, executors, administrators, legal representatives, successors and assigns and ATS and its successors and assigns. There shall be no transfer or assignment of any obligation of Manager or Principal under this Agreement. There shall be no transfer of any voting or economic interest in Manager or in this Agreement, either directly or indirectly, other than a transfer to a trust for estate planning purposes; provided, however, that no transfer shall be made except in compliance with any applicable federal securities laws and state securities or "blue sky" laws. ATS may assign its rights and obligations under this Agreement to any entity within the ATS Affiliated Group or other successor (whether direct or indirect, by purchase, exchange, merger, consolidation or otherwise) to all or substantially all of the business or assets of ATS.

          (g) No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          (h) Headings. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

          (i) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws rules of such state.

          (j) Venue. The parties to this Agreement agree that jurisdiction and venue shall exclusively lie in the Sixth Judicial Circuit of the State of Florida, in and for Pinellas County, Florida, or in the United States District Court for the Middle District of Florida (Tampa Division), with respect to any legal proceedings arising from this Agreement.

          (k) Cumulative Remedies. The rights and remedies of a party available under this Agreement or otherwise available are cumulative and may be exercised singularly or concurrently, and the exercise of any one or more remedy shall not constitute a waiver of any other available remedy. No act, delay, omission, or course of dealing between the parties hereto shall be constitute a waiver of a party's rights or remedies available under this Agreement.

          (l) Specific Performance. Each party's obligation under this Agreement is unique. If any party should default in such party's obligations under this Agreement, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate. The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.

          (m) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (n) Attorneys' Fees. If any legal action or other proceeding, including arbitration or action for declaratory relief, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with this Agreement, the Prevailing Party (as defined below) shall be entitled to recover reasonable attorneys' fees and other costs, in addition to any other relief to which the party may be entitled.

          As used in this Agreement, "Prevailing Party" shall include without limitation: (i) the party who dismisses an action in exchange for sums allegedly due; (ii) the party who receives performance from the other party of an alleged breach of covenant of a desired remedy where that is substantially equal to the relief sought in an action; or (iii) the party determined to be the prevailing party by a court of law or arbitrator.

          (o) Counterparts and Signature Pages. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have duly executed this Management Agreement as of the date first above written.

                                   ATS:

                                   AMERICAN TONERSERV CORP.,
                                   a Delaware corporation


                                   By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker, President & CEO

                                   COMPANY:

                                   OPTIMA TECHNOLOGIES, LLC,
                                   a Delaware limited liability company

                                   By: AMERICAN TONERSERV CORP.,
                                   a Delaware corporation
                                   Its: Managing Member


                                   By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker, President & CEO

                                   MANAGER:

                                   OPTIMA TECHNOLOGIES, L.L.C.,
                                   a Nevada limited liability company


                                   By: /s/ Steven R. Jensen
                                       Steven R. Jensen, Manager

                                   PRINCIPAL:


                                   /s/ Steven R. Jensen
                                   Steven R. Jensen